Exhibit 99.B(h)(7)(i)

SCHEDULE A

ING VP Ascent Portfolio	ING Ascent Fund
ING VP Crossroads Portfolio	ING Balanced Fund
ING VP Legacy Portfolio	ING Bond Fund
ING GET Fund — Series D	ING Crossroads Fund
ING GET Fund — Series E	ING Government Fund
ING GET Fund — Series G	ING Growth and Income Fund
ING GET Fund — Series H	ING Growth Fund
ING GET Fund — Series I	ING Index Plus LargeCap Fund
ING GET Fund — Series J	ING Index Plus MidCap Fund
ING GET Fund — Series K	ING Index Plus SmallCap Fund
ING GET Fund — Series L	ING Index Plus Protection Fund
ING GET Fund — Series M	ING International Growth Fund
ING GET Fund — Series N	ING Legacy Fund
ING GET Fund — Series P	ING Aeltus Money Market Fund
ING GET Fund — Series Q	ING Classic Principal Protection Fund I
ING GET Fund — Series R	ING Classic Principal Protection Fund II
ING GET Fund — Series S	ING Classic Principal Protection Fund III
ING GET Fund — Series T	ING Classic Principal Protection Fund IV
ING GET Fund — Series U	ING Small Company Fund
ING GET Fund — Series V	ING Technology Fund
ING VP Bond Portfolio	ING Value Opportunity Fund
ING VP Money Market Portfolio	Brokerage Cash Reserves
ING VP Growth and Income Portfolio
ING VP Growth Portfolio
ING VP International Equity Portfolio
ING VP Small Company Portfolio
ING VP Value Opportunity Portfolio
ING VP Technology Portfolio
ING VP Index Plus LargeCap Portfolio
ING VP Index Plus MidCap Portfolio
ING VP Index Plus SmallCap Portfolio